Exhibit 23.1


                                [FIRM LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated July 31, 1997, accompanying the consolidated financial statements of First Southeast Financial Corporation and Subsidiary and schedules included in their Annual Report on Form 10-K for the year ending June 30, 1997. We consent to the inclusion of this report in the Report on Form 8-K of Carolina First Corporation reporting the acquisition by merger of First Southeast Financial Corporation on November 21, 1997.


                                              /s/ Crisp Hughes Evans LLP

                                              CRISP HUGHES EVANS LLP
Asheville, North Carolina
December 4, 1997